Exhibit 1.1

PG&E CORPORATION

$400,000,000 OF SHARES
COMMON STOCK
(NO PAR VALUE)

EQUITY DISTRIBUTION AGREEMENT

April 30, 2021

To:	Barclays Capital Inc.	Barclays Bank PLC
	745 Seventh Avenue	745 Seventh Avenue
	New York, NY 10019	New York, NY 10019

	BofA Securities, Inc.	Bank of America, N.A.
	One Bryant Park	One Bryant Park
	New York, NY 10036	New York, NY 10036

	Credit Suisse Securities (USA) LLC	Credit Suisse Capital LLC
	Eleven Madison Avenue	Eleven Madison Avenue
	New York, NY 10010	New York, NY 10010

	Wells Fargo Securities, LLC	Wells Fargo Bank, National
	500 West 33rd Street	Association
	New York, NY 10001	550 South Tryon Street, 5th Floor
Charlotte, NC 28202

	In their separate capacities as Managers and Forward Sellers	In their capacities as Forward Purchasers

Ladies and Gentlemen:

PG&E Corporation, a California corporation (the “Company”), confirms its agreement with (i) Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC in their capacity as sales agents in connection with the offering and sale of Issuance Shares (as defined herein) (the “Managers”) and in their capacity as agent for the relevant affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined herein) (the “Forward Sellers”) and, (ii) Barclays Bank PLC, Bank of America, N.A., Credit Suisse Capital LLC and Wells Fargo Bank, National Association in their capacity as purchasers under any Forward (as defined herein) (the “Forward Purchasers”), in each case, with respect to the issuance and sale of, during the term and on the terms set forth in this Equity Distribution Agreement (this “Agreement”), shares of its common stock, no par value (the “Common Stock”), having an aggregate gross sales price of up to $400,000,000 (the “Shares”).

1.          Representations and Warranties. The Company represents and warrants to and agrees with each of the Managers, the Forward Purchasers and the Forward Sellers, as of the date hereof and on the dates provided in this Agreement, that:

(a)          The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) and has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (File No. 333-253630-01) on Form S-3, including a prospectus relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus.” The Company will file with the Commission a final prospectus supplement relating to the Shares in accordance with Rule 424(b) under the Securities Act (the “Prospectus Supplement”) on or before the second business day after the date hereof. As of the date it is filed, such Prospectus Supplement shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent the Managers, the Forward Purchasers and the Forward Sellers shall agree in writing to a modification, shall be in all substantive respects in the form furnished by the Company to the Managers, the Forward Purchasers and the Forward Sellers in connection with the offering of the Issuance Shares or Forward Hedge Shares. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) in all material respects. The Company has paid, or has carried forward and has applied, the fees required by the Commission relating to the Issuance Shares or Forward Hedge Shares within the time required by Rule 456(b) and otherwise in accordance with Rules 456(b) and 457(o).

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Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Managers in accordance with Section 6(b), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

(b)          The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus is in effect; and no proceedings for such purpose are pending before or threatened by the Commission.

(c)          (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers, Forward Purchasers and Forward Sellers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Issuance Shares or Forward Hedge Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Issuance Shares or Forward Hedge Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

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(d)          (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by a Manager, Forward Purchaser or Forward Seller expressly for use in the Prospectus or in the General Disclosure Package.

(e)          Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Issuance Shares or Forward Hedge Shares or until any earlier date that the Company notified or notifies the Managers, Forward Purchasers and Forward Sellers did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Managers in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(f)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

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(g)          The only subsidiaries of the Company are (i) Pacific Gas and Electric Company (the “Subsidiary”) and (ii) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X. The Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and all of the issued and outstanding shares of common stock of the Subsidiary are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except such as are described in the Registration Statement, the Prospectus and the General Disclosure Package; and none of the outstanding shares of capital stock of the Subsidiary was issued in violation of the preemptive or similar rights of any security holder of the Subsidiary.

(h)          This Agreement has been duly authorized, executed and delivered by the Company.

(i)          The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Prospectus and the General Disclosure Package.

(j)          The shares of Common Stock outstanding prior to the issuance of the Issuance Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(k)          The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement or any Forward Confirmation, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(l)          None of the issue and sale of the Issuance Shares, the execution, delivery and performance by the Company of this Agreement or any Forward Confirmation, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus and the General Disclosure Package and the consummation of any other of the transactions contemplated herein or under any Forward or the performance by the Company of any of its obligations set forth herein or any Forward Confirmation will conflict with, or result in a breach or violation of: (i) the Amended and Restated Articles of Incorporation of the Company or the charter, bylaws or comparable constituent documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(m)          No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except (i) as have been included in the Registration Statement and disclosed in the Registration Statement, the Prospectus and the General Disclosure Package or (ii) as have been validly waived.

(n)          Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, there has not occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package that would reasonably be expected to have a Material Adverse Effect.

(o)          No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the issue and sale of the Issuance Shares, the execution, delivery and performance by the Company of this Agreement or any Forward Confirmation, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus and the General Disclosure Package and the consummation of any other of the transactions contemplated herein or under any Forward or the performance by the Company of any of its obligations set forth herein or any Forward Confirmation or (ii) would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus and the General Disclosure Package.

(p)          The Company is not and, after giving effect to the offering and sale of the Issuance Shares, the entry into the Forward and the application of the proceeds thereof as described in the Prospectus and the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) or a company “controlled” by an “investment company” within the meaning of the 1940 Act.

(q)          Except as set forth or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package, neither the Company nor any of its subsidiaries (i) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any pending, or to the Company’s knowledge, threatened, claim relating to any Environmental Laws, in each case, which violation, obligation, contamination, liability or claim could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company’s is not aware of any facts, circumstances or events that could reasonably be expected to lead to any of the foregoing.

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(r)          Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the General Disclosure Package, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction other than in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock (except as permitted under its existing equity compensation plans), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described or contemplated in each of the Registration Statement, the Prospectus and the General Disclosure Package, respectively.

(s)          Neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any licenses, certificates, permits and other authorizations which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package.

(t)          No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the issue and sale of the Issuance Shares, the entry into any Forward, the execution, delivery and performance by the Company of this Agreement or any Forward Confirmation, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the General Disclosure Package and the Prospectus and the consummation of any other of the transactions contemplated herein or the performance by the Company of any of its obligations set forth herein, except (i) such as have been obtained from the California Public Utilities Commission; (ii) such as have been obtained, under the Securities Act and the rules and interpretations of the Commission thereunder or otherwise; and (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Managers in the manner contemplated herein and in the Prospectus and the General Disclosure Package.

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(u)          The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(v)          Deloitte & Touche LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules incorporated in the Registration Statement, the Prospectus and the General Disclosure Package, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and of the Public Company Accounting Oversight Board.

(w)          The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(x)          The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) and such disclosure controls and procedures were effective as of the end of the Company’s most recently completed fiscal quarter.

(y)          The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(z)          The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

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(aa)          To the Company’s knowledge, none of the Company, any of its subsidiaries, or any director, officer, agent, affiliate or employee of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not use the proceeds from the sale of the Shares, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing the activities of any person currently the subject of any U.S. sanctions administered by OFAC.

(bb)          None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, affiliate or employee of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(cc)          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(dd)          (i) Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there has been no security breach, disclosure or outage of, or unauthorized access to, the Company’s or its subsidiaries’ information technology or computer systems, networks, hardware, software, websites or applications, personally identifiable or confidential data or databases thereof (including all personally identifiable or confidential data of their respective customers, employees, suppliers and vendors, and any third party personally identifiable or confidential data, in each case that is maintained, processed or stored by the Company and its subsidiaries, and any such personally identifiable or confidential data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its subsidiaries are aware or have been notified of any security breach, disclosure or outage of, or unauthorized access to, their IT Systems and Data; and (iii) the Company and its subsidiaries have implemented reasonable controls, policies, procedures and technological safeguards and backup and disaster recovery technology designed to maintain and protect the confidentiality, integrity, operation, redundancy and security of their IT Systems and Data that are reasonably consistent with generally accepted industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (i) and (ii), for any such security breach, disclosure, outage or unauthorized access as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (iii), where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have complied, and are presently in compliance, in all material respects, with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(ee)          Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the negotiation, documentation and execution of the offering of the Shares pursuant to this Agreement.

(ff)          The Company and each of its subsidiaries have timely filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement and have timely paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except with respect to taxes currently being contested in good faith and which have been properly reserved for in accordance with U.S. GAAP in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

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(gg)          The Company and the Subsidiary have good and valid title to all real property and all personal property owned by them, in each case free and clear of all liens, encumbrances, equities or claims except such as are described in the Registration Statement, the Prospectus and the General Disclosure Package, or are not reasonably likely to, individually or in the aggregate, materially interfere with the use made or to be made of such property by the Company and the Subsidiary or have a material adverse effect on (i) the condition (financial or other), results of operations or business of the Company and the Subsidiary, taken as a whole, or (ii) the authority or the ability of the Company and the Subsidiary to enter into or perform its obligations under this Agreement or the Shares; and all real property and buildings held under material leases by the Company and the Subsidiary are held by them under leases that are valid, enforceable and in good standing, with no exceptions that would materially interfere with the use made or to be made of such property and buildings by the Company and the Subsidiary.

(hh)          The Company and the Subsidiary each carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their businesses and the value of their properties and as is customary for companies engaged in similar businesses in similar industries. The Company and the Subsidiary (i) have not received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance and (ii) have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that is not reasonably likely to have a Material Adverse Effect.

Any certificate signed by any officer of the Company and delivered to the Managers, Forward Purchasers, Forward Sellers or their counsel pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Manager, Forward Purchaser and Forward Seller.

2.          Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each of the Managers, Forward Purchasers and Forward Sellers agree:

(a)          The Company may from time to time seek to sell Shares through the Managers, acting as sales agents, or directly to the Managers, acting as principals (any such sales, an “Issuance” and such shares sold in an Issuance, the “Issuance Shares”).  In addition, the Company may from time to time seek to offer Shares by entry into a forward transaction following the procedures set forth in this Agreement (such transaction, a “Forward”) with a Forward Purchaser pursuant to which a  Forward Purchaser or its affiliate will borrow and sell Shares through its affiliated Forward Seller as agent, or directly to the Forward Seller to resell such Shares as principal , in each case as a hedge to the Forward (any such borrowed and sold shares, the “Forward Hedge Shares”). In connection with an Issuance, the Company may submit its orders to a Manager by telephone (including any price, time or size limits or other customary parameters or conditions) to sell Issuance Shares on any Trading Day (as defined herein) or over a period of Trading Days  (such Trading Day or period, the “Issuance Selling Period” and, together with any Forward Hedge Selling Period (as defined below), a “Selling Period”) which order shall be confirmed by the Manager (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A; provided, however, that the Company will only submit its orders to one of the Managers on a single Trading Day and may not submit any such Issuance order during an existing Selling Period. As used herein, “Trading Day” shall mean any trading day on the New York Stock Exchange (the “Exchange”). The following shall apply in respect of an Issuance:

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(i)          Subject to the terms and conditions hereof, each Manager shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to execute any Company order submitted to it hereunder to sell Shares and with respect to which such Manager has agreed to act as sales agents. The Company acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling the Shares, (ii) a Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason and (iii) the Managers shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.

(ii)          The Company shall not authorize the issuance and sale of, and the Managers shall not sell as sales agents, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above. In addition, the Company or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email), suspend an offering of the Shares with respect to which the Manager is acting as sales agent pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iii)          When acting as sales agent hereunder, a Manager shall provide written confirmation (which may be by email) to the Company following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds received from such sale and (iii) the commission payable by the Company to such Manager with respect to such sales.

(iv)          At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of a Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

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(v)          Notwithstanding any other provision of this Agreement, the Company and the Managers agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Managers shall not be obligated to sell or offer to sell, during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Stock by persons subject to such policy, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

(vi)          The Company agrees that whenever it determines to sell the Shares directly to a Manager as principal, it will enter into a separate terms agreement relating to such sale.

(vii)          If the Company wishes to issue and sell Shares pursuant to this Agreement but other than as set forth herein, it will notify a Manager of the proposed terms of such placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, such Manager and the Company will enter into a separate terms agreement setting forth the terms of such sale, which terms agreement shall not be binding until executed by each of the parties thereto. In the event of a conflict between the terms of this Agreement and such terms agreement, the terms of such terms agreement shall control.

(b)          The following procedures shall apply in connection with a proposed entry into a Forward:

(i)          The Company may request entry into a Forward with a Forward Purchaser and thereby cause Forward Hedge Shares to be sold on any Trading Day or period of Trading Days as requested by the Company (such Trading Day or period, the “Forward Hedge Selling Period”; provided that if, prior to the scheduled end of any Forward Hedge Selling Period, (1) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (each as defined in the Master Forward Confirmation) under, and pursuant to, the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation or (2) a “Bankruptcy Termination Event” (as defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence) by the delivery of (A) notice to such Forward Purchaser and the applicable Forward Seller, by an email (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Forward Hedge Shares to be sold, which shall specify the maximum number of Forward Hedge Shares to be sold (the “Forward Placement Shares”), the Forward Hedge Selling Period, any limitation on the number of Forward Hedge Shares that may be sold in any one day, the minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined, the applicable discount from the applicable Initial Forward Price (as defined in the form of Master Confirmation attached hereto) representing the applicable commission (such commission not to exceed 1% of such Initial Forward Price) and, as applicable, certain specified terms of the Forward (a “Forward Placement Notice”), a form of which containing such necessary information is attached hereto as Exhibit C and (B) a duly executed Master Confirmation for Issuer Share Forward Sale Transactions substantially in the form attached hereto as Exhibit D, including all provisions incorporated by reference therein (a “Master Forward Confirmation”) if one has not already been executed between the Company and the relevant Forward Purchaser.

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(ii)          If a Forward Seller and a Forward Purchaser wish to accept the proposed terms included in the Forward Placement Notice and the Master Forward Confirmation (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, such Forward Seller and Forward Purchaser, as applicable, will issue to the Company a notice by email (or other method mutually agreed to in writing by the parties hereto) setting forth the terms that such Forward Seller and Forward Purchaser are willing to accept. Where the terms provided in the Forward Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or a Forward Seller and Forward Purchaser until the Company confirms its acceptance of all of the terms of such Forward Placement Notice, as amended, by email (or other method mutually agreed to in writing by the parties hereto). Any such acceptance by the Forward Purchaser and Forward Seller of a Forward Placement Notice, or such acceptance by the Company of an amended Forward Placement Notice, (an “Acceptance”) shall be a binding entry into a transaction having the terms set forth in such Forward Placement Notice or amended Forward Placement notice, as the case may be. On any Trading Day the Company may direct the sale of Forward Placement Shares through only one Forward Seller. No Forward Placement Notice may be delivered or accepted if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Stock, is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period, in each case, as specified in the Forward Placement Notice. No Selling Period hereunder may overlap in whole or in part with any other Selling Period or any “Unwind Period” under any Forward Confirmation (as defined in such Forward Confirmation); provided that the Company may rely, without further inquiry, as to the length of any Unwind Period for this purpose on the most recent information provided by the relevant Forward Purchaser and Forward Seller. No Forward Placement Notice relating to a Forward may be delivered if such Forward Placement Notice, together with all prior Forward Placement Notices (as amended by the corresponding Acceptance (as defined herein), if applicable) delivered by the Company relating to a Forward hereunder, would result in the aggregate Capped Number (as defined in such Forward Confirmation) under all Forward Confirmations entered into or to be entered into between the Company and the Forward Purchasers exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement (as calculated in accordance with New York Stock Exchange rules).

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(iii)          No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement), the Forward Purchaser shall execute and deliver to the Company, and the Company shall execute and return to the Forward Purchaser, a “Supplemental Confirmation” (in the form set forth on Schedule A to the applicable Master Forward Confirmation and including all terms specified in the Forward Placement Notice, as modified, to the extent relevant, by any Acceptance) (each, a “Supplemental Confirmation” and, together with the related Master Forward Confirmation, the “Forward Confirmation”) in respect of the Forward for such Forward Hedge Selling Period, which Supplemental Confirmation shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Forward Confirmation, be the last Trading Day of the Forward Hedge Selling Period and no later than the last permitted date of Forward Hedge Selling Period specified in the Forward Placement Notice), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the “Number of Shares” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the number of Forward Hedge Shares less than or equal to the maximum number of Shares set forth in the Forward Placement Notice that the applicable Forward Seller has actually sold on the terms specified in the Forward Placement Notice during the Forward Hedge Selling Period for such Forward (such number, the “Actual Sold Amount”)), the “Maturity Date” for such Forward (which shall be the Maturity Date specified in the Forward Placement Notice and shall in no event be less than two (2) months nor more than twelve (12) months from the date on which such Forward Placement Notice is delivered by the Company), the “Forward Price Reduction Dates” for such Forward (which shall be the ex-dividend dates corresponding to the Company’s regular quarterly dividend, if applicable, as set forth below the caption “Forward Price Reduction Dates” in the Forward Placement Notice for such Forward), the “Forward Price Reduction Amount” corresponding to such Forward Price Reduction Dates (which shall be the Regular Dividend Amount as set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Placement Notice for such Forward), the “Spread” for such Forward (which shall be the amount set forth opposite the term “Spread” in the Forward Placement Notice), the “Initial Forward Price” for such Forward (which shall be determined as provided in the Master Forward Confirmation), the “Adjusted Volume-Weighted Hedge Price,” the “Initial Stock Loan Rate” (which shall be the rate set forth opposite the term “Initial Stock Loan Rate” in the Forward Placement Notice), the “Maximum Stock Loan Rate” (which shall be the rate set forth opposite the term “Maximum Stock Loan Rate” in the Forward Placement Notice) and the “Threshold Price” (which shall be the price set forth opposite the “Threshold Price” in the Forward Placement Notice).

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(iv)          For each Forward, following an Acceptance, the Forward Purchaser shall be obligated to use commercially reasonable efforts to borrow, and the Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Shares pursuant to such Forward. The Company shall have the right, at its sole discretion, to request that the Forward Seller and Forward Purchaser amend at any time and from time to time any Forward Placement Notice, and if such amendment is accepted by the Forward Seller and the Forward Purchaser, each of the Forward Seller and the Forward Purchaser shall, as soon as reasonably practicable after  agreeing to such amendment, modify its offers to sell or borrow, as applicable, consistent with any such amendment notice; provided, however, that (i) the Company may not amend the amount specified as the Forward Hedge Amount (as defined herein) in the Forward Placement Notice for such Forward, which amount shall be the target aggregate sales price of the Forward Hedge Shares to be sold by the Forward Seller, subject to the terms and conditions of this Agreement (the “Forward Hedge Amount”) if such amended Forward Hedge Amount is less than the Actual Sold Amount as of the date of such amendment and (ii) the Company shall not have the right to amend a Forward Placement Notice after the related Supplemental Confirmation has been delivered to the Company. Each reference to a Forward Placement Notice herein shall be deemed to refer to such Forward Placement Notice as amended by any applicable Acceptance.

(v)          Each of the Company, the Forward Sellers and the Forward Purchasers acknowledge and agree that: (i) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (ii) a Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required in this section; and (iii) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this section. Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the provisions under the caption “Effectiveness” in Section 3 of the related Master Forward Confirmation. In acting hereunder, any Forward Seller will be acting as agent for the Forward Purchaser and not as principal, unless the Forward Purchaser elects to sell the Forward Seller such Shares in its capacity as principal for sale by such Forward Seller.

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(vi)          The Company, a Forward Seller or a Forward Purchaser may, upon notice to the other parties hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Forward Hedge Shares for any reason and at any time and the applicable Forward Hedge Selling Period shall automatically be terminated; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Forward Hedge Shares sold hereunder prior to the giving of such notice.

(vii)          Notwithstanding any other provision of this Agreement, the Company, the Forward Purchasers and the Forward Sellers agree that no sales of Forward Hedge Shares shall take place, the Company shall not request any Forward and the Forward Purchasers and Forward Sellers shall not be obligated to sell or offer to sell, during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Stock by persons subject to such policy, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

3.          Fee. In respect of an Issuance, the compensation to the Managers for sales of the Issuance Shares with respect to which each Manager act as sales agent hereunder shall be at a mutually agreed rate, not to exceed 1% of the gross offering proceeds of the Shares sold by such Manager pursuant to this Agreement. The Company may sell shares to any of the Managers as principal at a price agreed upon at the relevant Time of Sale pursuant to a separate terms agreement. In respect of a Forward, the compensation payable to a Forward Seller for sales of Forward Hedge Shares shall be reflected in a reduction for the Forward Hedge Selling Commission Rate (expressed as percentage), representing the applicable commission, not to exceed 1% of the applicable Initial Forward Price (as defined in the applicable Master Forward Confirmation).

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4.          Payment, Delivery and Other Obligations. Settlement for sales of the Issuance Shares pursuant to this Agreement will occur on the second Trading Day (or such other day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, an “Issuance Settlement Date”). On each Issuance Settlement Date, the Shares sold through or to a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the net proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Manager or its designee’s account (provided that the Manager shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian (“DWAC”) System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold such Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default. Settlement for sales of Forward Hedge Shares will occur on the second Trading Day (or such other day as is industry practice for regular-way trading) following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Forward Purchaser and the applicable Forward Seller (each such day, a “Forward Hedge Settlement Date” and, together with an Issuance Settlement Date, a “Settlement Date”). On such Forward Hedge Settlement Date, the applicable Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the applicable Forward Seller or its designee’s account (provided such Forward Seller shall have given the applicable Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at DTC through its DWAC System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable and transferable registered shares in good deliverable form. On each Forward Hedge Settlement Date, the applicable Forward Seller will deliver the related aggregate Forward Hedge Price to the applicable Forward Purchaser in same day funds to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date. As used herein, “Forward Hedge Price” means, for any Confirmation, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Confirmation and (y) the “Adjusted Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation for such Confirmation); “Forward Hedge Selling Commission” means, for any Confirmation, the product of (x) the Forward Hedge Selling Commission Rate for such Confirmation and (y) the “Adjusted Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation for such Confirmation); and “Forward Hedge Selling Commission Rate” means, for any Confirmation, the amount of any commission, discount or other compensation to be received by the Forward Seller in connection with the sale of the Forward Hedge Shares as set forth in the Forward Placement Notice.

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5.          Conditions to the Managers’ Obligations. The obligations of each of the Managers, Forward Purchasers and Forward Sellers are subject to the following conditions:

(a)          Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i)          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

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(ii)          there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package, the effect of which is, in the judgment of the Managers, so material and adverse as to make it impractical or inadvisable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b)          The Managers, Forward Purchasers and Forward Sellers shall have received on each date specified in Section 6(l) a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and (ii) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; (iv) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers, Forward Purchasers and Forward Sellers expressly for use in the General Disclosure Package.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)          The Managers, Forward Purchasers and Forward Sellers shall have received on each date specified in Section 6(m), and on such other dates as may be reasonably requested by the Managers, Forward Purchasers and Forward Sellers, (i) a written New York and U.S. Federal law opinion and negative assurance letter of Cravath, Swaine & Moore LLP, outside counsel for the Company, dated such date, substantially in the form set forth in Schedule III-A hereto, (ii) a written California law opinion of Hunton Andrews Kurth LLP, outside counsel for the Company, dated such date, substantially in the form set forth in Schedule III-B and (iii) a written opinion of internal counsel for the Company, dated such date, substantially in the form set forth in Schedule III-C.

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The opinions of counsel for the Company described in this Section 5(c) shall be rendered to the Managers at the request of the Company and shall so state therein.

(d)          The Managers, Forward Purchasers and Forward Sellers shall have received on each date specified in Section 6(n), and on such other dates as may be reasonably requested by the Managers, Forward Purchasers and Forward Sellers, an opinion of Davis Polk & Wardwell LLP, counsel for the Managers, dated such date, in form and substance reasonably satisfactory to the Managers.

(e)          The Managers, Forward Purchasers and Forward Sellers shall have received on each date specified in Section 6(o), and on such other dates as may be reasonably requested by the Managers, Forward Purchasers and Forward Sellers, a letter dated such date in form and substance satisfactory to the Managers, Forward Purchasers and Forward Sellers, from Deloitte & Touche LLP, independent public accountants for the Company, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(f)          All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(g)          The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(h)          The Common Stock shall be an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(l) of such rule.

6.          Covenants of the Company. The Company covenants with each of the Managers, Forward Purchasers and Forward Sellers as follows:

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(a)          To furnish the Managers, Forward Purchasers and Forward Sellers with copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Managers, Forward Purchasers and Forward Sellers may from time to time reasonably request. In case any of them are required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of any of them, and at its own expense, the Company shall prepare and deliver to the Managers, Forward Purchasers and Forward Sellers as many copies as requested of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b)          Except for such reports and any definitive proxy or information statements that are required to be filed pursuant to the Exchange Act that are unrelated to the offering of Shares contemplated herein or under any Forward, before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Managers, Forward Purchasers and Forward Sellers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers, Forward Purchasers and Forward Sellers reasonably object (other than any prospectus supplement relating to the offering of Shelf Securities other than the Common Stock). To furnish to the Managers, Forward Purchasers and Forward Sellers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers, Forward Purchasers and Forward Sellers reasonably object (other than any free writing prospectus relating to the offering of Shelf Securities other than the Common Stock). Not to take any action that would result in the Managers, Forward Purchasers and Forward Sellers or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Managers, Forward Purchasers and Forward Sellers that the Managers, Forward Purchasers and Forward Sellers otherwise would not have been required to file thereunder.

(c)          To file, subject to Section 6(b) above in the case of a report triggered by an offering of Shares contemplated herein or under any Forward, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers, Forward Purchasers and Forward Sellers pursuant to this Agreement, (ii) the net proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Managers, Forward Purchasers and Forward Sellers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

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(d)          To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Managers, Forward Purchasers and Forward Sellers via electronic mail in “.pdf’ format on such filing date to an electronic mail account designated by the Managers, Forward Purchasers and Forward Sellers and, at the Managers, Forward Purchasers and Forward Sellers’ request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(e)          During the Delivery Period to advise the Managers, Forward Purchasers and Forward Sellers, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(f)          If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers, Forward Purchasers and Forward Sellers by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Managers, Forward Purchasers and Forward Sellers as many copies as the Managers, Forward Purchasers and Forward Sellers may reasonably request of such amendment or supplement.

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(g)          To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers, Forward Purchasers and Forward Sellers shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares.

(h)          To make generally available to the Company’s security holders and to the Managers, Forward Purchasers and Forward Sellers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Managers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable fees and disbursements of counsel for the Managers in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all reasonable fees and disbursements of counsel to the Managers, Forward Purchasers and Forward Sellers incurred in connection with the offering contemplated by this Agreement; provided that the amount of any such fees and disbursements of counsel to the Managers, Forward Purchasers and Forward Sellers to be paid by the Company pursuant to this clause (iv) shall not, in the case of any such fees and disbursements incurred on or prior to the date of this Agreement, exceed a maximum of $250,000, and any such fees and disbursements incurred on or prior the date of this Agreement in excess of $250,000 shall be payable pro rata by the Managers, the Forward Purchasers and the Forward Sellers, (v) all filing fees and the reasonable fees and disbursements of counsel to the Managers incurred in connection with any review and qualification by the Financial Industry Regulatory Authority, (vi) all costs and expenses incident to listing the Shares on the Exchange, (vii) the costs and charges of any transfer agent, registrar or depositary, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6 and Section 8, each Manager, Forward Purchaser and Forward Seller will pay all of its costs and expenses, including any advertising expenses connected with any offers such Manager, Forward Purchaser or Forward Seller may make.

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(j)          If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to prepare a new shelf registration statement, to provide the Managers, Forward Purchasers and Forward Sellers and their counsel the opportunity to review such new registration statement prior to filing, to file, subject to Section 6(b), such new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

(k)          To use its commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.

(l)          Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless during the Delivery Period the applicable Manager requests such certificate within two Trading Days after the filing of such Form 8-K with the Commission) or (iii) Shares are delivered to a Manager, Forward Purchaser or Forward Seller as principal; provided that each such date referred to in clauses (i) and (ii) above may be a date within two Trading Days of such event or such later date as may be mutually agreed upon by the Company and the Managers, Forward Purchasers and Forward Sellers, in each case so long as no Shares are to be offered or sold until such date or such later date, as applicable (such commencement date (and any such recommencement date, if applicable) and each such date referred to in clauses (i), (ii) and (iii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers, Forward Purchasers and Forward Sellers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers, Forward Purchasers and Forward Sellers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

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(m)          On each Representation Date, the Company shall cause to be furnished to the Managers, Forward Purchasers and Forward Sellers, dated as of such date, in form and substance satisfactory to the Managers, Forward Purchasers and Forward Sellers, (i) the written opinion and negative assurance letter of Cravath, Swaine & Moore LLP, outside counsel for the Company, (ii) the written opinion of Hunton Andrews Kurth LLP, and (iii) the written opinion of internal counsel of the Company, each as described in Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)          On each Representation Date, Davis Polk & Wardwell LLP, counsel to the Managers, Forward Purchasers and Forward Sellers, shall furnish to the Managers a written opinion, dated as of such date in form and substance reasonably satisfactory to the Managers, Forward Purchasers and Forward Sellers.

With respect to Sections 6(m) and 6(n) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers, Forward Purchasers and Forward Sellers with a letter (a “Reliance Letter”) to the effect that the Managers, Forward Purchasers and Forward Sellers may rely on a prior opinion delivered under Section 6(m) or Section 6(n), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(o)          Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q or such later date as shall be mutually agreed upon by the Company and the Managers if no Shares are to be offered or sold until after such later date, (iii) there is furnished with the Commission by the Company any document which contains financial information, including any earnings release, (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information or (v) on such other dates as may be reasonably requested by the Managers, Forward Purchasers and Forward Sellers, Deloitte & Touche LLP, independent public accountants of the Company, shall deliver to the Managers, Forward Purchasers and Forward Sellers the comfort letter(s) described in Section 5(e).

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(p)          To comply with the Due Diligence Protocol attached hereto on Schedule II, as requested by the Managers, and any other due diligence review or call reasonably requested by any of the Managers.

(q)          To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder and under any Confirmation.

(r)          That it consents to each Manager, Forward Purchaser and Forward Seller trading in the Common Stock for their own accounts and for the accounts of their clients at the same time as sales of the Shares occur pursuant to this Agreement.

(s)          That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers, Forward Purchasers and Forward Sellers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(t)          Prior to instructing any of the Managers pursuant to Section 2(a) hereof to make sales on any given day (or as otherwise agreed between the Company and such Manager), a Delegated Officer of the Company (as defined in the resolutions of the Board of Directors adopted February 9, 2021) shall have approved the minimum price and maximum number of Shares to be sold on such day, whether in respect of an Issuance or a Forward, which approval shall be evidenced by such Delegated Officer’s acceptance and execution of the Transaction Confirmation, a form of which is attached hereto as Exhibit A, and execution of the Delegated Officer’s Certificate, a form of which is attached hereto as Exhibit B.

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(u)          During the Delivery Period, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through or to the Managers, Forward Purchasers and Forward Sellers pursuant to this Agreement, (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security, in each case described in the Registration Statement, the Prospectus and the General Disclosure Package, (iii) any shares of Common Stock issued or options to purchase or grants or issuances of restricted stock, restricted stock units, performance shares, performance stock units or other securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock granted pursuant to any employee or non-employee director stock option or benefit plan, employee or non-employee director stock purchase or ownership plan, dividend reinvestment plan or direct purchase plan of the Company, in each case described in the Registration Statement, the Prospectus and the General Disclosure Package, (iv) share-for-share exchanges of Common Stock between the Company or one or more of its subsidiaries, on the one hand, and the PG&E Fire Victim Trust, on the other hand, (v) any shares of Common Stock or any other securities of the Company pursuant to, or by operation of, Article Ninth of the Amended and Restated Articles of Incorporation of the Company, (vi) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock (provided, that (A) such plan does not provide for the transfer of Common Stock during the Delivery Period and (B) no public announcement or filing (including under the Exchange Act) shall be required to be made or shall voluntarily be made during the Delivery Period) or (vii) the issuance of shares of Common Stock pursuant to and in accordance with the Joint Chapter 11 Plan of Reorganization Dated June 19, 2020 [Docket No. 7521] and described in the Registration Statement, the Prospectus and the General Disclosure Package (including, for the avoidance of doubt, any shares of Common Stock issued in respect of HoldCo Rescission or Damage Claims (as defined in the Company’s joint annual report on Form 10-K for the year ended December 31, 2020)), without (A) receiving the prior written consent of the Managers, Forward Purchasers and Forward Sellers, unless it has provided the Managers, Forward Purchasers and Forward Sellers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) each Manager, Forward Purchaser and Forward Seller suspending activity under this program for such period of time as requested by the Company; provided, however, that the foregoing shall not be applicable if the Company has provided notice to the Managers, Forward Purchasers and Forward Sellers pursuant to Section 2 to suspend the offering of Shares; provided, further, that the foregoing shall not prohibit the Company or its subsidiaries from assisting any third parties, including the PG&E Fire Victim Trust, in connection with the sale, offer to sell, contract or agreement to sell, hypothecatation, pledge, grant of any option to sell or other disposition of or agreement to dispose of the aforementioned securities by such third party (including, but not limited to, preparing contracts or making any necessary filings with the Commission).

(v)          Not to make, and agrees that it has not made, any offer relating to the Shares that would constitute an issuer free writing prospectus (as defined in Rule 433 of the Securities Act) or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act, that contains information other than descriptions of the terms of the Shares in the offering or the offering.

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7.          Covenants of the Managers, Forward Purchasers and Forward Sellers. Each Manager, Forward Purchaser and Forward Seller covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Manager, Forward Purchaser and Forward Seller that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager, Forward Purchaser and Forward Seller.

8.          Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Manager, Forward Purchaser and Forward Seller, the directors, officers, employees and agents of each Manager, Forward Purchaser and Forward Seller, each person who controls any Manager, Forward Purchaser or Forward Seller within the meaning of either the Securities Act or the Exchange Act and each affiliate of any Manager, Forward Purchaser or Forward Seller within the meaning of Rule 405 under the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any subsequent amendment thereof, or in the Base Prospectus, the Prospectus Supplement, the General Disclosure Package, or any issuer free writing prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager, Forward Purchaser or Forward Seller in writing specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)          Each Manager, Forward Purchaser and Forward Seller severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Manager, Forward Purchaser and Forward Seller, but only with reference to written information relating to such Manager, Forward Purchaser and Forward Seller furnished to the Company by or on behalf of such Manager, Forward Purchaser and Forward Seller specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Manager may otherwise have.

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(c)          Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Sections 8(a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Sections 8(a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to one local counsel) for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party will be liable for any settlement of any such action effected without its prior written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

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(d)          In the event that the indemnity provided in Sections 8(a), (b) or (c) above is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Managers, Forward Purchasers and Forward Sellers, as applicable, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Managers, Forward Purchasers and Forward Sellers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by such Managers, Forward Purchasers and Forward Sellers on the other from the offering of the Shares; provided, however, that in no case shall any Manager, Forward Purchaser or Forward Seller (except as may be provided in any agreement relating to the offering of the Shares) be responsible for any amount in excess of the commission applicable to the Shares purchased by such Manager hereunder or reduction to the Initial Forward Price as set forth herein. If the allocation provided by the immediately preceding sentence is not permitted by applicable law or is unavailable for any reason, the Company and the Managers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each of the Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to (i) in the case of Issuances, the total net proceeds from the offering (before deducting expenses) received by it and (ii) in the case of Forwards, the product of the Actual Sold Amount and the Forward Hedge Price, and benefits received by each of the Managers, Forward Purchasers and Forward Sellers shall be deemed to be equal to the total commissions, discounts or compensation received. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or each Manager, Forward Purchaser and Forward Seller on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Managers, Forward Purchasers and Forward Sellers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Manager, Forward Purchaser and Forward Seller within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of a Manager, Forward Purchaser or Forward Seller shall have the same rights to contribution as such Manager, Forward Purchaser or Forward Seller, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 8(d).

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(e)          The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of a Manager, Forward Purchaser or Forward Seller, any person controlling a Manager, Forward Purchaser or Forward Seller or any affiliate of a Manager, Forward Purchaser or Forward Seller or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.          Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.          Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through a Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 6(i) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)          Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the offers and sales of Shares by such Manager in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through a Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 6(i) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)          This Agreement shall remain in full force and effect until and unless terminated pursuant to Sections 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this Section 10(c) shall in all cases be deemed to provide that Section 1, Section 6(i) and Section 8 of this Agreement shall remain in full force and effect.

(d)          Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

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11.          Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Managers with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b)          The Company acknowledges that in connection with the offering of the Shares: (i) each Manager has acted and will act at arm’s length and owe no fiduciary duties to, the Company or any other person, (ii) each Manager owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) each Manager may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against any of the Managers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

12.          Counterparts. This Agreement or any document to be signed in connection with this Agreement may be executed in one or more counterparts by manual, facsimile or electronic signature, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

13.          Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

14.          Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.          Notices. All communications hereunder shall be in writing and effective only upon receipt, and if to the Managers, Forward Sellers or Forward Purchasers shall be delivered, mailed or sent to Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019 (Attn: Syndicate Registration); BofA Securities, Inc., One Bryant Park, New York, NY 10036 (Attn: Syndicate Department); Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, 3rd Floor, New York, NY 10010 (Attn: Prospectus Department); Wells Fargo Securities, LLC, 500 West 33rd Street, New York, NY 10001 (Attn: Equity Syndicate Department); and if to the Forward Purchasers shall be delivered, mailed or sent to Barclays Bank PLC, 745 Seventh Avenue, New York, NY 10019 (Attn: Paul Robinson); Bank of America, N.A., One Bryant Park, New York, NY 10036 (Attn: Syndicate Department); Credit Suisse Capital LLC, Eleven Madison Avenue, 3rd Floor, New York, NY 10010 (Attn: Prospectus Department); Wells Fargo Bank, National Association, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202 (Attn: Transaction Management); and if to the Company shall be delivered, mailed or sent to PG&E Corporation, 77 Beale Street, San Francisco, CA 94177, Attention: General Counsel.

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16.          Waiver of Jury Trial. THE COMPANY, MANAGERS, FORWARD SELLERS AND FORWARD PURCHASERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Manager, any Forward Purchaser or any Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager, Forward Purchasers or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Manager, any Forward Purchaser or any Forward Seller that is a Covered Entity or a BHC Act Affiliate (as defined herein) of such Manager, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)          For purposes of this Section 20, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

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Very truly yours,

PG&E CORPORATION

By:	/s/ John R. Simon
	Name:	John R. Simon
	Title:	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

[Signature page to Amended and Restated Equity Distribution Agreement]

Accepted as of the date hereof:

BARCLAYS CAPITAL INC. as Manager and Forward Seller			BARCLAYS BANK PLC as Forward Purchaser

By:	/s/ Paul Robinson		By:	/s/ Paul Robinson
	Name:	Paul Robinson		Name:	Paul Robinson
	Title:	Managing Director		Title:	Managing Director

BOFA SECURITIES, INC. as Manager and Forward Seller			BANK OF AMERICA, N.A. as Forward Purchaser

By:	/s/ Michael Wise		By:	/s/ Jake Mendelsohn
	Name:	Michael Wise		Name:	Jake Mendelsohn
	Title:	Managing Director		Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC as Manager and Forward Seller			CREDIT SUISSE CAPITAL LLC as Forward Purchaser

By:	/s/ Rebecca Kotkin		By:	/s/ Bik Kwan Chung & Shui Wong
	Name:	Rebecca Kotkin		Name:	Bik Kwan Chung & Shui Wong
	Title:	Director		Title:	Authorized Signatory

WELLS FARGO SECURITIES, LLC as Manager and Forward Seller			WELLS FARGO BANK, NATIONAL ASSOCIATION as Forward Purchaser

By:	/s/ Michael J Tiedemann		By:	/s/ Cathleen Burke
	Name:	Michael J Tiedemann		Name:	Cathleen Burke
	Title:	Managing Director		Title:	Managing Director

[Signature page to Amended and Restated Equity Distribution Agreement]

Exhibit A

[Letterhead]

                 , 20

PG&E Corporation
77 Beale Street
San Francisco, CA 94105
Attention:
VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear                     :

This Confirmation sets forth the terms of the agreement of [Barclays Capital Inc.] [BofA Securities, Inc.] [Credit Suisse Securities (USA) LLC] [Wells Fargo Securities, LLC] (the “Manager”) with PG&E Corporation (the “Company”) relating to the sale of shares of the Company’s common stock, no par value, having an aggregate gross sales price of up to $[●•] pursuant to the Equity Distribution Agreement between the Company and Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, dated April 30, 2021 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Manager to engage in the following transaction:

[Number of Shares to be sold][Aggregate Gross Price of Shares to be sold]:
Minimum price at which Shares may be sold:
Date(s) on which Shares may be sold:
Compensation to Manager (if different than the Agreement):

The transaction set forth in this Confirmation will not be binding on the Company or the Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by             a.m./p.m. (New York time) on [the date hereof][,      20 ].

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of the date hereof, every Time of Sale, every Settlement Date and every Representation Date.

[Signature page follows]

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours,

[BANK]

By:
Name:
Title:

ACCEPTED as of the date
first above written

PG&E CORPORATION
By:
Name:
Title:

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Confirmation and delivered in accordance with the
Agreement]

Exhibit B

PG&E CORPORATION

Delegated Officer’s Certificate

Reference is made to the Equity Distribution Agreement, dated April 30, 2021, by and among PG&E Corporation, a California corporation (the “Company”), and Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as sales agents and/or principals. Pursuant to the authorization contained in the resolutions of the Board of Directors of the Company dated February 9, 2021, I hereby certify that I am a “Delegated Officer” of the Company, and pursuant to the authorization contained in such resolution, I hereby approve the terms and conditions of the Transaction Confirmation dated [insert date] between the Company and [name of sales agent].

PG&E CORPORATION

By:
Name:
Title:

B-1

Exhibit C

FORM OF FORWARD PLACEMENT NOTICE

From: __________________

Cc: ____________________

To: ____________________

Date: __________________

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Reference is made to that certain Equity Distribution Sales Agreement among PG&E Corporation (the “Company”), {__________} (the “Forward Purchaser”) and {__________}, in its capacity as sales agent for the Company in connection with the offering and sale of any Issuance Shares thereunder (the “Manager”), and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder (the “Forward Seller”), among others, dated April 30, 2021 (the “Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Agreement. This Placement Notice relates to a Forward.

The Company confirms that it has not declared and will not declare any dividend, or caused or will cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.

{INCLUDE FOLLOWING LINE ITEMS TO THE EXTENT APPLICABLE}

1.	First day of Forward Hedge Selling Period: {__________}, 20{__}

2.	Last possible day of Forward Hedge Selling Period: _______________

C-1

3.	Maximum number of Shares to be sold: {__________}

4.	Minimum price (adjustable by a writing signed by both parties during Forward Hedge Selling Period, and in no event less than $1.00 per share): ${__________} per share

5.	Forward Hedge Selling Commission Rate: {__________}%

6.	Spread: {__________} basis points

7.	Initial stock loan rate: {__________} basis points

8.	Maximum stock loan rate: {__________} basis points

9.	Forward Price Adjustment Amount (to be the Regular dividend amount corresponding to the ex-dividend date set forth as the Forward Price Adjustment Dates:

Forward Price Reduction Date	Forward Price Reduction Amount
{__________}, 20{__}	${__________}

10.	Term: {__________} {days}{months}or Maturity Date _____________

11.	[Threshold Price: ${__________}]

12.
Minimum Notice prior to Maturity Date for Cash Settlement or Net Share Settlement of entire Transaction (assuming Maximum Number of Shares is the Actual Sold Forward Amount):  ____________Scheduled Trading Days, to be adjusted proportionally if Transaction includes fewer than the Maximum Number of Shares.

{ADDITIONAL SALES PARAMETERS MAY BE ADDED}

C-2

Exhibit D

Opening Transaction

To:	PG&E Corporation

From:
[Barclays Bank PLC
5 The North Colonnade
Canary Wharf, London E14 4BB
Facsimile:+44 (20) 777 36461
Telephone: +44 (20) 777 36810
c/o Barclays Capital Inc.
as Agent for Barclays Bank PLC
745 Seventh Ave.
New York, NY 10019]

[Bank of America, N.A.]

[Credit Suisse Capital LLC]

[Wells Fargo Bank, National Association (“Dealer”)
30 Hudson Yards
New York, NY 10001-2170
Email: CorporateDerivativeNotifications@wellsfargo.com]

Re:	Issuer Share Forward Sale Transactions

Date:	[ ]

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [   ] (“Dealer”)[, through its agent [   ]. (“Agent”)], and PG&E Corporation (“Counterparty”) in accordance with the terms of the Equity Distribution Agreement, dated as of April 30, 2021, among Counterparty, the Managers, Forward Purchasers and Forward Sellers named therein (the “Equity Distribution Agreement”) on the Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation meeting all relevant requirements set forth in the Equity Distribution Agreement and the corresponding Forward Placement Notice (such supplemental confirmation, a “Supplemental Confirmation”, and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Exhibit A hereto. Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). [Barclays Bank PLC is not a member of the Securities Investor Protection Corporation (“SIPC”). Barclays is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.]

1. Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the other elections set forth in this Master Confirmation.

All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the relevant Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or such other Affiliates and Counterparty are parties, the Transactions shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

2. The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:
For each Transaction, subject to the provisions opposite the caption “Early Valuation” below, to be the last Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction, as specified in the Supplemental Confirmation for such Transaction.

Effective Date:
For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied.

Buyer:	Dealer

Seller:	Counterparty

Maturity Date:
For each Transaction, the date that follows the Trade Date for such Transaction by the number of days or months set forth opposite the “Term” in the Forward Placement Notice (as defined in the Equity Distribution Agreement) for such Transaction as amended by any corresponding Acceptance, if applicable (an “Accepted Placement Notice”) (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day), as set forth in the Supplemental Confirmation for such Transaction.

Shares:	The shares of common stock, no par value per Share, of Counterparty (Ticker: “PCG”)

Number of Shares:
For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Amount (as defined in the Equity Distribution Agreement) for the Forward Hedge Selling Period for such Transaction, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares to which the related Valuation Date relates.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price:
For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and on any day thereafter, the product of the Forward Price for such Transaction on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price for such Transaction on each Forward Price Reduction Date for such Transaction shall be the Forward Price for such Transaction otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:
For each Transaction, the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Equity Distribution Agreement and expressed as percentage) applicable to such Transaction; and (ii) the Adjusted Volume-Weighted Hedge Price, as set forth in in the Supplemental Confirmation for such Transaction.

Adjusted Volume-Weighted Hedge Price:
For each Transaction, as specified in the Supplemental Confirmation for such Transaction, the volume-weighted average price per share of Forward Hedge Shares (as defined in the Equity Distribution Agreement) sold on each Trading Day of the Forward Hedge Selling Period for such Transaction, as determined by the Calculation Agent; provided that, solely for the purposes of calculating the Initial Forward Price, each such volume-weighted average price (other than for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period on which the Forward Hedge Shares are sold to, and including, the Effective Date of such Transaction.

Daily Rate:	For any day, the Overnight Bank Funding Rate minus the Spread. For the avoidance of doubt, the Daily Rate may be positive, negative or zero.

Spread:	For each Transaction, as specified in the Accepted Placement Notice and set forth in the Supplemental Confirmation for such Transaction.

Overnight Bank Funding Rate:
For any day, the daily Overnight Bank Funding Rate as provided by the Federal Reserve Bank of New York or a successor administrator (such rate, as provided by the Federal Reserve Bank of New York or a successor administrator, “OBFR”) as set forth for such day opposite the caption “Overnight Bank Funding Rate” as displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page, in each case, as determined by the Calculation Agent for such rate; provided that if no such rate appears for such day on such page, Overnight Bank Funding Rate for such day shall be the Overnight Bank Funding Rate for such day as provided on the website of the Federal Reserve Bank of New York, and if no such rate appears on such page and website, such rate for the immediately preceding day for which such a rate appears; provided, further, that if an Index Cessation Effective Date occurs, the Overnight Bank Funding Rate shall be the successor rate as determined by the Federal Reserve Bank of New York (or the successor administrator, if any), as displayed on the applicable page (as determined by the Calculation Agent) on the BLOOMBERG Professional Service.

Index Cessation Effective Date:
The first date on which OBFR is no longer provided following either  (i) a public statement or publication of information by or on behalf of the Federal Reserve Bank of New York (or the applicable successor administrator, if any) announcing that it has ceased or will cease to provide OBFR permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide OBFR, or (ii) a public statement or publication of information by theBoard of Governors of the Federal Reserve System (or the regulatory supervisor for the applicable successor administrator, if any), , an insolvency official or resolution authority, if any, with jurisdiction over the Federal Reserve Bank of New York (or the applicable successor administrator, if any), or a court or an entity with similar insolvency or resolution authority over the Federal Reserve Bank of New York (or the applicable successor administrator, if any), in each case that  states that the Federal Reserve Bank of New York (or the applicable successor administrator, if any) has ceased or will cease to provide  OBFR permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide  OBFR.

Forward Price Reduction Dates:
For each Transaction, each date specified under the heading “Forward Price Reduction Dates” in the Accepted Placement Notice for such Transaction as set forth in Schedule I to the Supplemental Confirmation for such Transaction.

Forward Price Reduction Amount:
For each Forward Price Reduction Date of a Transaction, the amount specified for such date in the Accepted Placement Notice for such Transaction, to be the Forward Price Reduction Amount set forth opposite such date in Schedule I to the Supplemental Confirmation for such Transaction.

Valuation:

Valuation Date:
For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated by the Counterparty in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:
For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.  Dealer shall notify Counterparty of the expected Valuation Date (which shall be the last Unwind Date of the Unwind Period) for such Settlement (which expectation shall not be binding upon Dealer) promptly following receipt by Dealer of a Settlement Notice specifying Cash Settlement or Net Share Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

Unwind Period:
For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Cash Settlement Valuation Disruption:
If Cash Settlement is applicable with respect to any Transaction and any Unwind Date during the related Unwind Period is a Disrupted Day, the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Settlement Price, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions (as defined below) in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the 10b-18 VWAP for each Unwind Date during such Unwind Period shall be adjusted in good faith and in a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price to account for the occurrence of such partially Disrupted Day, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Market Disruption Event:
The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Unwind Period” after the word “material,” in the third line thereof.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:
For any Transaction, subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date for such Transaction and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements of such Transaction, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 20th Scheduled Trading Day immediately preceding the Maturity Date for such Transaction) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares for such Transaction as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply to such Transaction as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

Undesignated Shares:

For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization and (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Counterparty, any order or judgment of any court or other agency of government applicable to it or any of its assets, any terms or commitments by Counterparty under financial assistance, relief, program or facility established under such applicable law and applicable to Counterparty and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

(A)
to all or a portion of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Dealer until the related First Unwind Date, inclusive, (I) the trading price per Share on the Exchange (as determined by Dealer in good faith and in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of the portion of the Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B)
to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Dealer in good faith and in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment and based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date for such Transaction and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 25% of the Initial Forward Price for such Transaction.

Electing Party:	Counterparty

Settlement Method Election Date:
With respect to any Settlement of any Transaction, the 2nd Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:
Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Settlement of any Transaction, Dealer shall pay to Counterparty an amount equal to the Forward Price for such Transaction on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement (the “Physical Settlement Amount”), and Counterparty shall deliver to Dealer such Settlement Shares. If, on any Settlement Date, the Settlement Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Settlement Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Date:	For any Physical Settlement of any Transaction, the Valuation Date for such Settlement.

Net Share Settlement:
On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Counterparty shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if such Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the relevant Settlement Price.

Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:
For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price for such Settlement.

Forward Cash Settlement Amount:
Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement of any Transaction, the arithmetic average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement.

Settlement Price:
For any Cash Settlement or Net Share Settlement of any Transaction, the arithmetic average of the 10b-18 VWAP on each Unwind Date relating to such Settlement, plus a commercially reasonable amount determined by the Calculation Agent in good faith that in no event will exceed USD $0.01.

10b-18 VWAP:
For any Exchange Business Day, the 10b-18 Volume Weighted Average Price per Share as reported in the composite transactions for United States exchanges and quotation systems for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “PCG US <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s determination, manifestly erroneous, such 10b-18 VWAP shall be as determined by the Calculation Agent in good faith and in a commercially reasonable manner using a volume weighted average price methodology to the extent practicable. For purposes of calculating the 10b-18 VWAP for such Exchange Business Day, the Calculation Agent will include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act (such trades, “Rule 10b-18 eligible transactions”).

Unwind Activities:
The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position in respect of each Transaction shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its good faith reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer, provided that, in the case of policies or procedures, such policies or procedures have been adopted by Dealer in good faith and are consistently applied in similar situations to transactions like the Transactions hereunder) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position in respect of such Transaction on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer shall notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, and Dealer shall, to the extent practicable in its good faith reasonable discretion based on advice of counsel and subject to applicable legal, regulatory and self-regulatory requirements and related policies and procedures of Dealer (in the case of policies and procedures, so long as such policies and procedures have been adopted by Dealer in good faith and are consistently applied in similar situations to transactions like the Transactions hereunder), specify the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date for such Transaction and such Regulatory Disruption shall be deemed to be a Market Disruption Event.

Relevant Settlement Date:	For any Settlement of any Transaction, the Physical Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Other Applicable Provisions:
To the extent Dealer is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Share Adjustments:

Potential Adjustment Events:
An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Trading Day of the Forward Hedge Selling Period for such Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction.

Extraordinary Dividend:
For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the first Trading Day of the Forward Hedge Selling Period for such Transaction (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter for such Transaction that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter for such Transaction).

Regular Dividend Amount:
For each Transaction and for each calendar quarter, the amount set forth under the heading “Regular Dividend Amounts” in the Forward Placement Notice for such Transaction and for such calendar quarter, as specified in Schedule I to the Supplemental Confirmation for such Transaction. For the avoidance of doubt, Counterparty may not specify a Regular Dividend Amount in an Forward Placement Notice for a particular calendar quarter that exceeds the Forward Price Reduction Amount for the Forward Price Reduction Date that occurs in such calendar quarter (or, if none, that exceeds zero).

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:
The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Delisting:
In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:
Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Failure to Deliver:	Applicable with respect to a Transaction if Dealer is required to deliver Shares under such Transaction; otherwise, Not Applicable.

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Not Applicable

Increased Cost of Stock Borrow:
Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third, fourth and fifth sentences thereof.

Initial Stock Loan Rate:	For each Transaction, the Initial Stock Loan Rate specified in the Accepted Placement Notice, for such Transaction, to be set forth in the Supplemental Confirmation.

Loss of Stock Borrow:
Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) deleting the words “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the second sentence thereof.

Maximum Stock Loan Rate:	For each Transaction, to be the Maximum Stock Loan Rate specified in the Accepted Placement Notice, to be set forth in the Supplemental Confirmation for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.

Early Valuation:

Early Valuation:
For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) following the occurrence of a Hedging Event (as defined below) with respect to such Transaction, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event with respect to such Transaction or (y) if an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of such an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day following the Scheduled Trading Day on which written notice as to such event and such date is received by Counterparty to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

Dealer represents and warrants to and agrees with Counterparty that (i) based upon advice of counsel, Dealer (A) does not know of the existence on the first Trading Day of the relevant Forward Hedge Selling Period of an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position and (B) based on reasonable internal inquiry in the ordinary course of Dealer’s business does not know on the first Trading Day of the relevant Forward Hedge Selling Period of any event or circumstance that will cause the occurrence of an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position on any day during the term of each Transaction; and (ii) Dealer will not knowingly cause the occurrence of an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of an Early Valuation Date.

If an Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in its sole discretion permit Counterparty to elect Cash Settlement or Net Share Settlement in respect of such Transaction. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates an Early Valuation Date with respect to a Transaction following the occurrence of an ISDA Event and such Early Valuation Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction, then, for purposes of such Early Valuation Date, (i) a Supplemental Confirmation relating to such Transaction shall, notwithstanding the provisions under Section 3 below, be deemed to be effective; and (ii) the Forward Price shall be deemed to be the Initial Forward Price (calculated assuming that the last Trading Day of such Forward Hedge Selling Period were the day immediately following the date Dealer so notifies Counterparty of such designation of an Early Valuation Date for purposes of such Early Valuation Date).

If an Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Dealer may in its sole discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on such Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it reasonably determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

ISDA Event:
(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the bona fide, public announcement of any event or transaction on or after the first Trading Day of the Forward Hedge Selling Period for such Transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as reasonably determined by the Calculation Agent.

Amendment to Merger Event:
Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:
In respect of any Transaction, the occurrence of any of the following events on or following the first Trading Day of the Forward Hedge Selling Period: (i) (x) a Loss of Stock Borrow in connection with which Counterparty does not refer the Hedging Party to a Lending Party within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) an Increased Cost of Stock Borrow in connection with which Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) of the Equity Definitions or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) of the Equity Definitions, or (iii) the occurrence of a Market Disruption Event during an Unwind Period for such Transaction and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days. In respect of any Transaction, if a Hedging Event occurs with respect to such Transaction on or after the first Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Equity Distribution Agreement) for such Transaction and prior to the Trade Date for such Transaction, the Calculation Agent may reduce the Initial Forward Price to account for such Hedging Event and any commercially reasonable out-of-pocket costs or commercially reasonable expenses actually incurred by Dealer as a result of such Hedging Event.

Remaining Shares:
For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:
For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Dealer has unwound its commercially reasonable hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:
Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction, in whole but not in part, to an affiliate of Dealer whose obligation is guaranteed by Dealer or Dealer’s ultimate parent without the consent of Counterparty; provided that (w) no Event of Default, Potential Event of Default, ISDA Event, Extraordinary Event, Additional Disruption Event or any other event or circumstance giving rise to an Early Valuation shall occur as a result of such transfer; (x) such transferee or assignee shall be eligible to provide a U.S. Internal Revenue Service Form W-9,  W-8IMY certifying “Qualified Derivatives Dealer” status or W-8ECI with respect to any payments or deliveries under the Agreement; (y) Counterparty will neither (1) be required to pay, nor is there a reasonable likelihood that it would be required to pay, an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement, nor (2) receive a payment, nor is there a reasonable likelihood that it would receive a payment, from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount, in either case as a result of such transfer or assignment and (z)(1) as a condition to the effectiveness of any such transfer, the assignee or transferee will make Payee Tax Representations to Counterparty regarding such person’s status as either (x) a U.S. person and an exempt recipient (as these terms are used in sections 1.1441-4(a)(3)(ii) and 1.6049-4(c)(1)(ii) of the United States Treasury Regulations, respectively), (y) a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) the payments to which under the Transaction will be effectively connected with a conduct of a trade or business in the United States or (z) a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) that is a “non-U.S. branch of a foreign person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) and that is a “Qualified Derivatives Dealer” and (2) Dealer shall be responsible for all out of pocket costs and expenses, including counsel fees, incurred by Counterparty in connection with such transfer.

Calculation Agent:
Dealer; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

All calculations and determinations made by the Calculation Agent shall be made in good faith and in a commercially reasonable manner; provided that following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will, within a commercially reasonable period of time following such request, provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided further that Dealer shall not be required to disclose any proprietary or confidential models of Dealer or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

Counterparty Payment
Instructions:	To be provided by Counterparty.

Dealer Payment Instructions:	Bank:	[ ]
	ABA#:	[ ]
	BIC:	[ ]
	Acct:	[ ]
	Beneficiary:	[ ]
	Ref:	[ ]

Counterparty’s Contact Details
for Purpose of Giving Notice:
Banking and Money Management Department
Email: BankingandMoneyManagementDepartment@pge.com

With a copy to:

General Counsel, Law, Corporate & Finance Section Attorneys
Email: GenlCnslLawCorporate&FinanceSectionAttorneys@pge.com

Dealer’s Contact Details
for Purpose of Giving Notice:
[  ]
[

Notwithstanding anything to the contrary in the Agreement, all notices to Dealer in connection with the Transaction are effective only upon receipt of email message to: CorporateDerivativeNotifications@wellsfargo.com.

Office:          The Office of Dealer for this Transaction is Charlotte][1]

3. Effectiveness.

The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Dealer) of the following conditions:

(a) [Reserved]

(b) Counterparty shall have performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to such Effective Date;

1 Note to Draft: To be inserted for WF.

(c) all of the conditions set forth in Section 5 of the Equity Distribution Agreement shall have been satisfied;

(d) the effective date of the Accepted Placement Notice (the “Placement Date”) shall have occurred as provided in the Equity Distribution Agreement;

(e) [Reserved];

(f) On or prior to such Effective Date, Counterparty shall have performed all of the obligations hereunder that are required to be performed by it prior to the Effective Date, including without limitation any such obligations under Section 6 hereof; and

(g) Counterparty shall have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer, that the maximum number of Shares initially issuable under such Transaction have been duly authorized and, upon issuance pursuant to the terms of such Transaction, will be validly issued, fully paid and nonassessable.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) on or prior to 9:00 a.m., New York City time, on any Settlement Date (as defined in the Equity Distribution Agreement), in connection with Dealer (or a Forward Seller, as defined in the Equity Distribution Agreement) establishing Dealer’s commercially reasonable hedge position in respect of such Transaction, in Dealer’s commercially reasonable judgment, Dealer (or such Forward Seller) is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Equity Distribution Agreement on such Settlement Date or (y) in Dealer’s good faith, commercially reasonable judgment, Dealer (or such Forward Seller) would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Dealer (or an affiliate thereof) is so able to borrow in connection with establishing its commercially reasonable hedge position of such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

4. Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party, on the Trade Date of each Transaction (which representation shall be deemed to be repeated at all times throughout the term of each Transaction) that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (7 U.S.C. § 1a(18)) and Commodity Futures Trading Commission regulations (17 CFR § 1.3) because it is a corporation, partnership, organization, trust or other entity (other than a commodity pool or a proprietorship) that has total assets exceed $10,000,000, and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

5. Additional Representations and Warranties of Counterparty. The representations and warranties of Counterparty set forth in Section 3 of the Equity Distribution Agreement are true and correct in all material respects as of the date hereof, each “Forward Date” (as defined in the Equity Distribution Agreement), each Trade Date for any Transaction and each “Forward Hedge Settlement Date” (as defined in the Equity Distribution Agreement) and are hereby deemed to be repeated to Dealer as if set forth herein. In addition to the representations and warranties in Section 3 of the Equity Distribution Agreement, the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, that:

(a) without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b) it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(c) it will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions hereunder would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Dealer promptly upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 1.0% of the number of then-outstanding Shares;

(d) it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

(e) it is not aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation and each Supplemental Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(f) as of the date hereof and the Trade Date for each Transaction no state or local (including, to the best of Counterparty’s knowledge, relevant non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that Counterparty makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer;

(g) as of the date hereof, the Trade Date for each Transaction and the date of any payment or delivery by Counterparty or Dealer under any Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(h) it is not as of the date hereof, and on the Trade Date for each Transaction and after giving effect to the transactions contemplated hereby and by each Supplemental Confirmation will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(i) as of the date hereof and the Trade Date for each Transaction it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons; and

(j) IT UNDERSTANDS AS OF THE DATE HEREOF AND AS OF THE TRADE DATE FOR EACH TRANSACTION THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

6. Additional Covenants of Counterparty.

(a) Counterparty acknowledges and agrees that,  any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date for any Transaction will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, so long as Dealer or the Forward Seller has sold the Number of Shares in the manner contemplated by Section 2(b)(iv) of the Distribution Agreement, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to such Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.

(b) Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

(c) Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification, waiver or termination shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d) Counterparty shall promptly (and no later than the 5th Exchange Business Day following such announcement) provide notice thereof to Dealer (i) after the occurrence of any event specific to Counterparty that would constitute an Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon announcement of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

(e) Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period for any Transaction, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares. For the avoidance of doubt, the foregoing shall not limit Counterparty’s ability, pursuant to any issuer “plan” (as defined in Rule 10b-18), to (i) re-acquire Shares from employees in connection with such plan or program, (ii) limit Counterparty’s ability to withhold Shares to cover tax liabilities associated with such a plan, (iii) prohibit any purchases effected by or for an issuer “plan” by an “agent independent of the issuer” (each as defined in Rule 10b-18), (iv) otherwise restrict Counterparty’s or any of its affiliates’ ability to repurchase Shares under privately negotiated, off-exchange transactions with any of its employees, officers, directors, affiliates or any third party that, in each case, will not result in any market transactions or (v) limit Counterparty’s ability to grant stock and options to “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliated purchasers to acquire such stock or options in connection with any issuer “plan” (as defined in Rule 10b-18) for directors, officers and employees or any agreements with respect to any such plan for directors, officers or employees of any entities that are acquisition targets of Counterparty, in the case of each of clauses (i) through (v), to the extent that such transaction or event does not constitute a “Rule 10b-18 purchase” (as defined in Rule 10b-18).

(f) Counterparty will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period for any Transaction.

(g) Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event (as defined below), an Early Valuation (as defined below), or may affect the length of any ongoing Unwind Period. Accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act. For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date for any Transaction and/or to accelerate or preclude an election by Counterparty of Physical Settlement for any Settlement of any Transaction, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

(h) Counterparty will not submit to a Forward Purchaser a Forward Placement Notice with an amount set forth opposite the caption “Maximum number of Shares to be sold” equal to or greater than 1.5% of the number of then-outstanding Shares as of the date of such Forward Placement Notice less the Number of Shares in respect of a Forward with such Forward Purchaser as to which settlement has not occurred.  For this purpose, unless the Counterparty notifies Dealer [or Agent] or publicly announces it has determined not to make a grantor trust election with respect to the Fire Victim Trust, the number of Counterparty's outstanding Shares shall not include Shares owned by the Fire Victim Trust as of the date of such Forward Placement Notice.

7. Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that a Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be, for such Transaction an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8. Additional Provisions.

(a) Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation nor any Supplemental Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated hereby and by any Supplemental Confirmation that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

(b) [Reserved].

(c) The parties hereto intend for:

(i) each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii) the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transactions to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv) all payments for, under or in connection with the Transactions, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v) any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

(d) Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction a number of Shares greater than two times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control and (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated for all Transactions on each day that any Transaction is outstanding) that the aggregate Capped Number across all Transactions hereunder is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of such aggregated Capped Number. In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable under any Transaction as a result of this Section 8(d) (the resulting deficit for such Transaction, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, on a pro rata basis across all Transactions hereunder, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for transactions other than the Transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered for each Transaction) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions and any other transactions under confirmation(s) entered into by Counterparty and another dealer pursuant to the Equity Distribution Agreement by and between Counterparty and the other parties thereto (each, an “Other Dealer’s Transaction”), or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions or any Other Dealer’s Transaction. Allocation of any Shares that become available for potential delivery to Dealer or any dealer party to an Other Dealer’s Transaction as a result of any Share Issuance Event shall be allocated to the Transactions and any Other Dealer’s Transaction(s) on a ratable basis in accordance with the respective remaining Share delivery obligations thereunder.

(e) The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(f) The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(g) [Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transactions pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transactions, and may transfer its rights and obligations with respect to the Transactions, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transactions and (iv) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transactions. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Master Confirmation and the Transactions contemplated hereunder and under any Supplemental Confirmation. The time of dealing for a Transaction will be confirmed by Dealer upon written request by Counterparty. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with a Transaction.]2

(h) Counterparty acknowledges that:

(i) during the term of the Transactions, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transactions;

2 Insert appropriate agency language for Dealer.

(ii) Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transactions, including acting as agent or as principal and for its own account or on behalf of customers;

(iii) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price for each Transaction;

(iv) any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price for each Transaction, each in a manner that may be adverse to Counterparty; and

(v) each Transaction is a derivatives transaction; Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the relevant Transaction.

(i) Counterparty and Dealer agree and acknowledge that: (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation and each Supplemental Confirmation hereto form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions; (B) this Master Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(j) Counterparty and Dealer agree that, upon the Acceptance by Dealer, as Forward Purchaser pursuant to the Equity Distribution Agreement, of any Forward Placement Notice (as each such term is defined in the Equity Distribution Agreement) relating to a Forward (as such term is defined in the Equity Distribution Agreement) by Counterparty, in respect of the Transaction to which such Forward Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation for such Transaction (including, without limitation, Dealer’s right to designate an Early Valuation Date in respect of such Transaction pursuant to the provisions opposite the caption “Early Valuation” in Section 2 and the termination of such Transaction following a Bankruptcy Termination Event as described in Section 7) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day.

9. Indemnification. Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of the Transactions), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Master Confirmation or any Supplemental Confirmation or the Agreement. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transactions. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Master Confirmation and any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the gross negligence, willful misconduct or bad faith of the Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of the Transactions made pursuant to the Agreement, this Master Confirmation or any Supplemental Confirmation shall inure to the benefit of any permitted assignee of Dealer. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of the Transactions.

10. Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, or have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)), Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and any “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which Dealer is or may be deemed to be a part (collectively, “Dealer Group”) would be equal to or greater than the lesser of (x) 4.5% of the outstanding Shares (such condition, an “Excess Section 13 Ownership Position”) and (y) 4.9% of the outstanding Shares as of the Trade Date for any Transaction, which shall be notified by Counterparty to Dealer on the Trade Date and set forth in the Supplemental Confirmation (such number of Shares, the “Threshold Number of Shares” and such condition, the “Excess NYSE Ownership Position”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under the law of the Counterparty’s jurisdiction of incorporation or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (including, without limitation, under the constitutive documents of Counterparty) (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder) or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty (including, without limitation, Section 9.2(a) of Counterparty’s Amended and Restated Articles of Incorporation (as amended from time to time)) or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (ii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer under any Transaction is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of 4.5% of the outstanding Shares or (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement of any Transaction, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation with respect to such Transaction corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.

11. Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transactions, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12. Restricted Shares. If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6(a) above or Dealer otherwise determines in its good faith, reasonable judgment, based on advice of counsel, that any Shares to be delivered to Dealer by Counterparty under any Transaction may not be freely returned by Dealer to securities lenders as described in the covenant of Counterparty contained in Section 6(a) above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

13. Use of Shares. Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer shall use any Shares delivered by Counterparty to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer (or an affiliate thereof) in connection with Dealer’s (or its affiliate’s) hedging activities related to exposure under the Transactions.

14. Rule 10b-18. In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of any Transaction, Dealer shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.

15. Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement this Master Confirmation and any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

16. Limitation on Set-Off.   Notwithstanding anything to the contrary in the Agreement, Dealer agrees not to set off or net amounts due from Counterparty with respect to any Transaction against amounts due from Dealer to Counterparty with respect to contracts or instruments that are not Equity Contracts. “Equity Contract” means any transaction or instrument that does not convey to Dealer rights, or the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy and would be classified as equity according to generally accepted accounting principles in the United States.

17. Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

18. [Reserved]

19. Counterparts. This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation and any Supplemental Confirmation by signing and delivering one or more counterparts. The words “execution,” signed,” “signature,” and words of like import in the Agreement or this Master Confirmation or any Supplemental Confirmation or in any other certificate, agreement or document related to the Agreement or this Master Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code

20. Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash or other assets in respect of the settlement of the Transactions, except in circumstances where the required cash or other asset settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, as in effect on the date hereof.

21. Adjustments. For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.

22. Other Forward Transactions.  Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares pursuant to the Equity Distribution Agreement (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers (each, an “Other Forward Purchaser” and collectively, the “Other Forward Purchasers”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for any such Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least three Scheduled Trading Days prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Forward Purchaser, every third Scheduled Trading Day if there are two Other Forward Purchasers, etc.).

[23. Right to Designate.  Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates (each, a “Designee”) to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such Designee may assume such obligations; provided, however, that Dealer shall be discharged of its obligations to Counterparty solely to the extent of any such performance.]3

[24. Role of Agent.  [Dealer agency language to be inserted as required] [Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transactions pursuant to instructions from such party, (ii) the Agent is not a principal or party to any Transaction, and may transfer its rights and obligations with respect to the Transactions, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under any Transaction and (iv) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transactions.  Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder.  Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Master Confirmation and the Transactions contemplated hereunder.]4

25. [Regulatory Provisions. The time of dealing for a Transaction will be confirmed by Dealer upon written request by Counterparty. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with a Transaction.]5

26. [Method of Delivery.  Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through the Agent.  In addition, all notices, demands and communications of any kind relating to a Transaction between Dealer and Counterparty shall be transmitted exclusively through the Agent.]6

27. Tax Matters.

For purposes of Section 3(e) of the Agreement, Dealer and Counterparty each makes the following payer representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

3 Insert if required by Dealer.
4 Insert for Barclays only.
5 Insert if required by Dealer.
6 Insert if required by Dealer.

For purposes of Section 3(f) of the Agreement, Dealer makes the following payee representation:

[Dealer is a national banking association organized and existing under the laws of the United States of America, is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(M), and its federal taxpayer identification number is 94-1687665.  Dealer is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]7

[It is a national banking association organized or formed under the laws of the United States and is a United States resident for United States federal income tax purposes.]8

[Dealer is a [●] organized and existing under the laws of [●], is an exempt recipient under section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations and is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes.]9

[Dealer is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.

All payments received or to be received by Dealer under the Transaction will be effectively connected with its conduct of a trade or business carried on in the United States.]10

[Dealer is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.

Dealer is a “non-U.S. branch of a foreign person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes.

As of the date hereof, it is a “Qualified Derivatives Dealer”, as defined for purposes of Chapter 3 of the Internal Revenue Code, and is acting as principal with respect to the Transaction.]11

For purposes of Section 3(f) of the Agreement, Counterparty makes the following representation:

Counterparty is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes and it is an “exempt recipient” as that term is defined in section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.

For purposes of Section 4(a)(i) and (ii) of this Agreement, (i) Counterparty agrees to deliver a complete and accurate U.S. Internal Revenue Service Form W-9 (or successor thereto) and (ii) Dealer agrees to deliver a complete and accurate [U.S. Internal Revenue Service Form W-9 (or successor thereto)] [U.S. Internal Revenue Service Form W-8ECI] [U.S. Internal Revenue Service Form W-8IMY certifying that Dealer is a “Qualified Derivatives Dealer” and U.S. Internal Revenue Service Form W-8BEN-E certifying that the Dealer is eligible for an exemption from withholding on payments made hereunder under an applicable income tax treaty]12.  Such forms shall be delivered (i) prior to becoming a party to this Agreement, (ii) promptly upon reasonable demand by the other party and (iii) promptly upon learning that any such form previously provided has become obsolete or incorrect.

[28. 2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the 2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on July 19, 2013 (“Protocol”) apply to the Agreement as if the parties had adhered to the Protocol without amendment. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Master Confirmation. For the purposes of this section:

7 Insert for BofA. Other Dealers to insert their own provisions.
8 Insert for Wells Fargo. Other Dealers to insert their own provisions.
9 Insert for U.S. person Dealer.
10 Insert for non-U.S. person Dealer acting through U.S. branch.
11 Insert for non-U.S. person Dealer acting through non-U.S. branch.
12 Insert as appropriate for each Dealer (each Dealer to provide).

(i) Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity;

(ii) Dealer and Counterparty may use a Third Party Service Provider, and each of Dealer and Counterparty consents to such use including the communication of the relevant data in relation to Dealer and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity;

(iii) The Local Business Days for such purposes in relation to Dealer and Counterparty are New York;

(iv) The following are the applicable email addresses:

Portfolio Data:	Dealer: MarginServicesPortRec@barclays.com;
Counterparty: [--];

Notice of discrepancy:	Dealer: PortRecDiscrepancy@barclays.com
Counterparty: [--];

Dispute Notice:	Dealer: EMIRdisputenotices@barclays.com
Counterparty: [--].

[29.] NFC Representation Protocol. The parties agree that the provisions set out in the Attachment to the ISDA 2013 EMIR NFC Representation Protocol published by ISDA on March 8, 2013 (the “NFC Representation Protocol”) shall apply to the Agreement as if each party were an Adhering Party under the terms of the NFC Representation Protocol. In respect of the Attachment to the NFC Representation Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “the relevant Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Covered Master Agreement” shall be deemed to be references to the Agreement (and each “Covered Master Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Master Confirmation. Counterparty confirms that it enters into the Agreement as a party making the NFC Representation (as such term is defined in the NFC Representation Protocol). Counterparty shall promptly notify Dealer of any change to its status as a party making the NFC Representation.

[30.] Acknowledgment regarding certain UK Resolution Authority Powers.

(a)
Dealer is authorized by the Prudential Regulation Authority (“PRA”) and regulated by the Financial Conduct Authority and the PRA, and is subject to the Bank of England’s resolution authority powers, as contained in the EU Bank Recovery and Resolution Directive, and transposed in the UK by the Banking Act 2009. The powers include the ability to (a) suspend temporarily the termination and security enforcement rights of parties to a qualifying contract, and/or (b) bail-in certain liabilities owed by Dealer including the writing-down of the value of certain liabilities and/or the conversion of such liabilities into equity holdings (as described in further detail below). Pursuant to PRA requirements, Dealer is required to ensure that counterparties to certain agreements it enters into which are governed by non-EEA law contractually recognize the validity and applicability of the above-mentioned resolution powers, in order to ensure their effectiveness in cross border scenarios.

(b)
The terms of this section apply only to the Transactions and constitute our entire agreement in relation to the matters contained in this section, and do not extend or amend the resolution authority powers of the Bank of England or any replacement authority. The terms of this section may not be amended by any other agreements, arrangements or understandings between Dealer and Counterparty. By signing the Master Confirmation, Counterparty acknowledges and agrees that, notwithstanding the governing law of the Transactions, the Transactions are subject to, and Counterparty will be bound by the effect of an application of, the Bank of England’s (or replacement resolution authority’s) powers to (a) stay termination and/or security enforcement rights, and (b) bail-in liabilities.][13]

13 Insert for Barclays.

[29.] US QFC Stay Rules. The parties agree that (i) to the extent that prior to the date hereof all parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term)  as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” Wells Fargo Bank, National Association shall be deemed “Covered Entities” and [•]  shall be deemed a “Counterparty Entity.” In the event that, after the date of this Agreement, all parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this [paragraph / section]. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties or provided by one to the other.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements

[30.] Additional Representation. Counterparty represents that it is not a “financial end user” as defined in 12 CFR §45.2.

[31.] Notice Information.

Dealer = Bank of America, N.A.
Office =  New York

Address for notices or communications to Dealer:

To:	Bank of America, N.A.
One Bryant Park
New York, NY 10036
Attn:	Rohan Handa
	Telephone:	646-855-8654
	Email:	rohan.handa@bofa.com

Account for payments to Dealer:

Bank of America, N.A.
New York, NY
SWIFT: BOFAUS3N
Bank Routing: 026-009-593
Account Name: Bank of America
Account No. : 0012334-61892][14]

14 Insert for Bofa.

[32.] U.S. Resolution Stay Protocol. The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.  “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]15

[33.] HIRE Act. To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction.

15 Insert for BofA.

[34.] Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act.  “Tax”, as used in the payer tax representation set forth at the beginning of Section 27 of this Confirmation, and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Internal Revenue Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code (a “FATCA Withholding Tax”).  For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

Counterparty hereby agrees (a) to check this Master Confirmation carefully and  promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by signing this Master Confirmation or this page hereof (which signing may be in accordance with the electronic signature provisions of this Master Confirmation) as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.

Yours faithfully,

[DEALER]

By:
Name:
	Title:	Authorized Signatory

Agreed and accepted by:

PG&E CORPORATION

By:
Name:
Title:

[Signature Page to Master Confirmation]

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a) all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b) as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that prior to receiving or being granted access to any such information, Dealer, such affiliate of Dealer and/or such potential purchaser, as the case may be, may be required by Counterparty to enter into a customary nondisclosure agreement with Counterparty in respect of any such due diligence investigation;

(c) as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of a Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum applicable “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates or reasonably requested or required by Counterparty’s transfer agent in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any opinion of counsel, any transfer tax stamps or payment of any other amount by Dealer (or such affiliate of Dealer).

SCHEDULE A

SUPPLEMENTAL CONFIRMATION

To:	PG&E Corporation

From:	[Dealer]

Re:	Issuer Share Forward Sale Transaction

Date:	[ ], 20[ ]

Dear Sir(s):

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [   ] (“Dealer”)[, through its agent [   ] (“Agent”)] and PG&E Corporation (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of [   ] (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ], 20[ ]

Effective Date:	[ ], 20[ ]

Maturity Date:	[ ], 20[ ]

Number of Shares:	[ ]

Initial Forward Price:	USD [ ]

Spread:	[ . ]%

Adjusted Volume-Weighted Hedge Price:	USD [ ]

Threshold Price:	USD [ ]

Initial Stock Loan Rate:	[ ] basis points per annum

Maximum Stock Loan Rate:	[ ] basis points per annum

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,

[ ]

By:
Name:
	Title:	Authorized Signatory

Agreed and accepted by:

PG&E CORPORATION

By:
Name:
Title:

[Signature Page to Supplemental Confirmation]

Schedule I

FORWARD PRICE REDUCTION AMOUNTS[to be as set forth in Forward Purchase Notice]

Forward Price Reduction Date :	Forward Price Reduction Amount:
[ ], 20[ ]	USD	[	]
[ ], 20[ ]	USD	[	]
[ ], 20[ ]	USD	[	]
........		........
[ ], 20[ ]	USD	[	]

[REGULAR DIVIDEND AMOUNTS [to be as set forth in Forward Purchase Notice]]

[For any calendar quarter ending on or prior to [December 31, 20[ ]]:	USD	[ ]
For any calendar quarter ending after [December 31, 20[ ]]:	USD	[ ]	]